CONSULTING AGREEMENT

This Consulting Agreement is made and entered into as of the 1st day of January, 2014 (the “Effective Date”), among First Defiance Financial Corp. (“First Defiance”), an Ohio-chartered corporation and savings and loan holding company, First Federal Bank of the Midwest (“First Federal”), a federally-chartered stock savings bank, both of which are located in Defiance, Ohio, and William J. Small (the “Consultant”). First Defiance and First Federal are referred to jointly herein as the “Companies.”

WITNESSETH:

WHEREAS, the Consultant previously provided services to the Companies until the Consultant’s termination of employment effective December 31, 2013 (the “Separation Date”) and the Companies desire to enter into this Agreement whereby the Consultant will provide consulting services to the Company following the Separation Date; and

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

Section 1.             Term of the Agreement.

The initial term of this Agreement shall run for the first 12 months following the Effective Date. This Agreement may be renewed in the sole discretion of the Companies’ Boards of Directors for two additional one year terms (together with the initial term, the “Term”). The Companies or the Consultant may terminate this Agreement at anytime upon 30 days’ prior notice. In the event that this Agreement is terminated during a Term, First Defiance shall pay Consultant all consideration due through the date of termination. The Companies may terminate this Agreement immediately for “Cause.” For purposes of this Agreement, “Cause” shall mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this  Agreement.  For purposes of this paragraph, no act or failure to act on the Consultant’s part shall be considered “willful” unless done, or omitted to be done, by the Consultant not in good faith and without reasonable belief that the Consultant’s action or omission was in the best interest of the Companies.

Section 2.             Consulting Services.

During the Term, the Consultant shall perform such consulting services on behalf of the Companies as may be requested of the Consultant by the Companies’ Boards of Directors to assist in the transition of the Consultant’s former duties and responsibilities to other associates of the Companies; analysis of potential merger and acquisition opportunities; building relationships with customers, the community and potential acquisition targets; business development; succession planning; and such other projects as the Companies may reasonably request from time to time (the “Services”). Consultant will adhere to commercially reasonable standards of professional conduct and performance in carrying out his responsibilities under the terms of this Agreement and in providing the Services. Notwithstanding the foregoing, the parties agree that during the Term, the Companies shall not request that the Consultant perform, and the Consultant shall not be obligated to perform, Services at such a level, as reasonably determined by the Consultant in the Consultant’s sole discretion, that the Consultant would not be deemed to have “separated from service” from the Companies within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 3.             Nature of Relationship.

(a)             It is expressly understood and agreed by the parties that the Consultant shall provide the Services described above as an independent contractor to the Companies and that the Consultant is not and shall not be considered an associate of the Companies or any affiliate. Nothing in this Agreement shall be construed to confer upon the Consultant the status of an associate or agent of the Companies (or any affiliate) or any of the rights thereof, nor shall either party have any authority to bind the other in any respect, it being intended that each shall remain an independent contractor responsible for their own actions. Nothing contained in this Agreement shall be construed or applied to create a partnership or joint venture between the Companies and the Consultant or their respective affiliates.

(b)             The Companies agree not to exert or retain control of, or the right to control, the terms, mode and manner of the services to be performed by the Consultant. Nothing herein shall restrict the right of the Consultant to perform services for any other person or entity as long as the performance of such services does not entail representing any person or entity that may have a conflict of interest with the Companies or one of its affiliates and does not entail or create the possibility of a breach of any ethical or similar obligation the Consultant has or may have to the Companies and their affiliates.

Section 4.             Agreement Consideration.

(a)             In consideration of the obligations and commitments of the Consultant under this Agreement, First Defiance or First Federal shall pay the Consultant during the initial term $100,000, payable in 12 monthly installments of $8,333.33, and, during any subsequent term, $85,000, payable in 12 monthly installments of $7,083.33.

(b)             During the Term, First Defiance or First Federal shall also (i) pay membership dues for the Consultant for membership in professional organizations that are approved by the Board of Directors of First Defiance from time to time; and (ii) provide Consultant with office space, a laptop, IPad and cell phone.

(c)             The Consultant shall be solely responsible for the payment of any and all federal, state and local income taxes, employment taxes, workers’ compensation taxes and assessments and any other taxes or assessments required to be paid with respect to this compensation.

Section 5.             Confidentiality.

The Consultant agrees that confidential information of any nature acquired by the Consultant regarding the Companies’ business or business operations, including specifically any information or property acquired or created in connection with providing the Services, is and shall be considered confidential and shall be held in the strictest confidence. Without limiting the generality of the foregoing, any and all information so obtained shall not be divulged, furnished or made accessible to any third party without the prior written permission of the Companies, and the Consultant shall stipulate, consent and agree to protect any such information from disclosure to third parties (including consenting to the sealing of records and the issuance of appropriate protective orders) in the event of a dispute. Upon termination of this Agreement, the terms of this Section 5 shall remain in effect indefinitely.

Section 6.             Notices.

Except as otherwise provided in this Agreement, any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested as follows:

To First Defiance:	First Defiance Financial Corp.
601 Clinton Street
Defiance, Ohio 43512

To First Federal:	First Federal Bank of the Midwest
601 Clinton Street
Defiance, Ohio 43512

To the Consultant:	William J. Small
__________________
__________________

or to such other address as either party may provide the other in writing.

Section 7.             Waiver.

No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by all parties to the Agreement. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

Section 8.             Assignment.

This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The rights and obligations of the Consultant hereunder may not be delegated, assigned or otherwise transferred.

Section 9.             Entire Agreement.

This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, written or oral. The terms of this Agreement may be changed, modified, or discharged only by an instrument in writing signed by each of the parties hereto. Notwithstanding the foregoing, the specific arrangements referred to herein are not intended to exclude any other benefits that may be available to the Consultant upon his termination of employment with the Companies pursuant to employee benefit plans of the Companies or otherwise.

Section 10.             Validity.

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

Section 11.             Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with laws of the State of Ohio, except to the extent that federal law controls, and applied without regarding to any conflicts of laws principles.

Section 12.             Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Attest:	FIRST DEFIANCE FINANCIAL CORP.

By:
Name:
Title:

Attest:	FIRST FEDERAL BANK OF THE MIDWEST

By:
Name:
Title:

Witness:	CONSULTANT

William J. Small

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